                                  Exhibit 22

                        Subsidiaries of the Registrant





                                             State of                      Name under which subsidiary
Name                                         Incorporation                 conducts business
----                                         -------------                 -------------------
Fluxagamm, Inc. (a)                          Delaware                      Fluxagamm, Inc.

Versar Risk Management, Inc.                 New York                      Versar New York, Inc. in New
                                                                           York; Versar Inc. elsewhere

GEOMET Technologies, Inc.                    Delaware                      GEOMET Technologies, Inc.

Versar Laboratories, Inc. (b)                Delaware                      Versar Laboratories, Inc.

Versar of Ohio, Inc.                         Ohio                          Versar of Ohio, Inc.





(a)  formerly Gammaflux, Inc.
(b)  formerly Versar Consultants, Inc.





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